Exhibit 8.1

Christopher R. Haunschild, Partner
400 Madison Avenue
Suite 11D
New York, NY 10017
Tel: +1 212 301 7755
Email: chris.haunschild@rimonlaw.com

July 2, 2026

Ace Green Recycling, Inc.

2700 Post Oak Blvd., Suite 2100

Houston, TX 77056

U.S.A.

Re:	Our Tax Opinion for Project Atlas

Ladies and Gentlemen:

Rimon P.C. (“Rimon” “we” or “our”) has served as special counsel to Ace Green Recycling, Inc., a Delaware corporation (the “Company”) in connection with certain aspects of the transactions contemplated by the Business Combination Agreement (the “BCA”) by and among the Company, Athena Technology Acquisition Corp. II, a Delaware corporation (the “SPAC”), Athena Technology Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), and Project Atlas Merger Sub Inc., a Delaware corporation (the “Merger Sub”), which are further described in the registration statement on Form S-4 initially filed by the SPAC with the Securities and Exchange Commission on April 29, 2025 (and being refiled on or about July 2, 2026), which includes the joint statement/prospectus relating to the BCA (the “Registration Statement”). Capitalized terms used herein and which are defined in the BCA shall have the meanings set forth in the BCA unless otherwise defined herein.

Opinion

Based upon and subject to the assumptions, representations and qualifications set forth herein, (1) it is Rimon’s opinion that the Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (2) the discussion contained in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” pertaining to the U.S. federal income tax consequences of the Merger (insofar as such discussion constitutes statements of U.S. federal income tax law or legal conclusions, and subject to the assumptions, limitations and conditions set forth therein) constitutes Rimon’s opinion as to the material U.S. federal income tax consequences of the Merger to holders of the Company’s capital stock.

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Assumptions and Representations

In connection with the preparation of this opinion, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the BCA; (2) the Registration Statement; (3) officers’ certificates delivered by each of the Company and the SPAC to us for purposes of this opinion, both dated as of the date hereof (the “Tax Certificates”); and (4) such other instruments and documents related to the formation, organization and operation of the Company, the SPAC, and the Merger Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (4), collectively the “Reviewed Documents”).

In connection with rendering this opinion, we have assumed or obtained representations (which with your consent we are relying upon, and upon which this opinion is premised, without any independent investigation or review thereof), including that:

1. With respect to the Reviewed Documents: (A) all information contained therein that we have examined and upon which we have relied in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to this opinion; (B) all originals are authentic and all copies are accurate; and (C) all signatures are genuine.

2. As of the Merger Effective Time, or at such other time as contemplated in the BCA, all Reviewed Documents shall have been duly authorized, executed and delivered, to the extent that due authorization, execution and delivery are prerequisites to the effectiveness thereof.

3. To the extent relevant to this opinion, all representations, warranties and statements made or agreed to by the Company, the SPAC, the Merger Sub and their respective managers, employees, officers, directors and holders of their capital stock in connection with the Merger (including made or agreed to in the Reviewed Documents, including the Tax Certificates), have been and will continue to be true, complete and accurate in all respects; any representation or statement made in the Tax Certificates “to the best of knowledge,” “to the knowledge,” or “to the actual knowledge” of any person or party—or similarly qualified— is true, correct and complete, as if made without such qualification; and with regard to any representation or statement made in the Tax Certificates regarding a person’s plan or intention, the relevant facts will be consistent with the plan or intention.

4. The BCA is valid and binding in accordance with its terms, and the Merger will be consummated in accordance with the BCA (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties, without amendment, waiver or breach thereof) and the Registration Statement.

5. The SPAC and the Company will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations promulgated thereunder, and the Merger will be reported by the Company, the SPAC, the Merger Sub and their respective subsidiaries and holders of their capital stock on their respective federal income tax returns in a manner consistent with the opinion set forth below.

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Qualifications

This opinion is based on relevant current provisions of the Code, the Treasury Regulations promulgated thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in judicial decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable). Any such change may be retroactive in effect and might adversely affect this opinion. This opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Neither the SPAC nor the Company has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion.

This opinion does not address any U.S. federal, state, local, or non-U.S. tax or other legal consequences that will or may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger or contemplated by the BCA) other than the opinion set forth above. This opinion is based upon the description of the contemplated transactions (including the Merger) as set forth in the BCA. No opinion is expressed as to any transaction other than the Merger, or with respect to the Merger, unless (i) all the transactions described in the BCA (or otherwise contemplated in connection with the Merger) have been consummated in accordance with the terms of the BCA (and also without amendment, waiver or breach of any provision thereof) and (ii) all of the representations, warranties, statements and assumptions upon which we have relied are true, complete and accurate at all relevant times.

This opinion has been prepared solely for your use in connection with the filing of the Registration Statement and is not to be used or relied upon for any other purposes or distributed, quoted (in whole or in part) or otherwise reproduced in any document, or filed with any governmental agency without our express written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, changes in the federal income tax laws or the application or interpretation thereof, any factual matters arising subsequent to the date hereof, or the impact of any information, fact, document, certificate, record, representation, statement, covenant or assumption relied upon herein that becomes incorrect or untrue. Any change in applicable laws or facts and circumstances surrounding the related transactions, or any inaccuracy in the information, documents, certificates, records, statements, facts, covenants, assumptions or representations upon which we have relied, may affect the validity of the opinion set forth herein.

Except as provided in the next sentence, this opinion may not be relied on by any other person, or for any other purpose, without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to Rimon under the caption “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving this consent, however, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ RIMON P.C.
RIMON P.C.

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